Exhibit 21.1
Subsidiaries of Focus Media Holding Limited
The following table sets forth information concerning our direct subsidiaries:

	Place of	Percentage
Subsidiary	Incorporation	of ownership

Focus Media (China) Holding Ltd.	Hong Kong	100%
Focus Media Technology (Shanghai) Co., Ltd.	PRC	100%
Pear Commercial Inc.	British Virgin Islands (“BVI”)	100%
Perfect Media Holding Ltd.	BVI	100%
Focus Media Qingdao Holding Ltd.	BVI	100%
Focus Media Dalian Holding Ltd.	BVI	100%
Focus Media Changsha Holding Ltd.	BVI	100%
Focus Media Digital Information Technology (Shanghai) Co., Ltd.	PRC	100%
New Focus Media Technology (Shanghai) Co., Ltd.	PRC	100%
Sorfari Holdings Limited	BVI	100%
Focus Media Tianjin Limited	BVI	80%
Capital Beyond Limited	BVI	100%
Shanghai New Focus Media Advertisement Co., Ltd.	PRC	100%
Shanghai New Focus Media Agency Co., Ltd.	PRC	100%
Shanghai Focus Media Defeng Advertisement Co., Ltd.	PRC	100%
Shanghai Focus Media Advertising Co., Ltd.	PRC	100%
Shanghai Focus Media Digital Information Technology Co., Ltd.	PRC	100%
Shanghai Framedia Advertising Development Co., Ltd.	PRC	100%
Beijing Focus Media Wireless Co., Ltd.	PRC	100%
Chongqing Geyang Focus Media Culture & Broadcasting Co., Ltd.	PRC	100%
Shanghai On-Target Advertisement Co., Ltd.	PRC	100%
Lanzhou Focus Media Advertisement Co., Ltd.	PRC	100%
Haerbin Focus Media Advertisement Co., Ltd.	PRC	100%
Jilin Focus Media Advertisement Co., Ltd.	PRC	100%
Shanghai Yuanchi Advertisement Co., Ltd.	PRC	100%
Shijiazhuang Framedia Zhonglian Advertisement Co., Ltd.	PRC	100%
Jinan Framedia Advertisement Co., Ltd.	PRC	100%
Shanghai Focus Media Baiwang Advertising Co., Ltd.	PRC	70%
Shanghai Focus Media Xiangkun Advertising Co., Ltd.	PRC	70%
Infoachieve Limited	BVI	100%
Shanghai Framedia Investment Consultation Co., Ltd.	PRC	100%
Target Media Holdings Limited	Cayman Islands	100%
Target Media Multi-Media Technology (Shanghai) Co., Ltd.	PRC	100%
Dotad Holdings Limited	BVI	100%
Bestwin Partners Limited	BVI	100%
Glomedia Holdings Limited	BVI	100%
Appreciate Capital Ltd.	BVI	70%
Richcrest Pacific Limited	BVI	100%
Wealthstar Holdings Limited	BVI	100%
Plentiworth Investment Limited	BVI	100%
Directwealth Holdings Limited	BVI	100%
Better off Investments Limited	BVI	100%
Topstart Holdings Limited	BVI	100%
Vast Well Development Limited	BVI	100%
Crownsky Limited	BVI	100%

	Place of	Percentage
Subsidiary	Incorporation	of ownership

E-Rainbow Mobile Information Co., Limited	BVI	100%
Active Max Limited	BVI	100%
Sky Max Global Limited	BVI	100%
Fully Ascend Limited	BVI	100%
Luck Trillion Limited	BVI	100%
Evercom Pacific Limited	BVI	70%
One Capital Investment Limited	BVI	100%
First Star Investment Limited	BVI	100%
Xin Jin Hong Limited	Macau	100%
Advantage Way Limited	BVI	100%
Hua Kuang Advertising Company Limited	Hong Kong	100%
Allyes Information Technology Co., Ltd	Cayman Island	100%
Subsidiaries of Focus Media Advertisement
The following table sets forth information concerning Focus Media Advertisement’s subsidiaries each of which is incorporated in China:

	Focus Media
	Advertisement’s		Region of
Subsidiaries	Ownership Percentage		Operations	Primary Business

Shanghai Perfect Media Advertising Agency Co., Ltd.	90.0	%(1)	PRC	Advertising company that operates advertising services network on shoe-shining machines

Qingdao Fukesi Advertisement Co., Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Changsha Focus Media Shiji Advertisement Co., Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Dalian Focus Media Advertising Co., Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Shanghai Qianjian Advertising Co., Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network in banking locations

Guangzhou Framedia Advertising Company Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network

Zhuhai Focus Media Culture and Communication Company Ltd.	90.0	%(1)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Hebei Tianma Weiye Advertising Company Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Xiamen Focus Media Advertising Company Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Sichuan Focus Media Advertising Communications Co., Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network

Shanghai New Structure Advertisement Co., Ltd.	90.0	%(2)	PRC	Technical and business consultancy for poster frame network

	Focus Media
	Advertisement’s		Region of
Subsidiaries	Ownership Percentage		Operations	Primary Business

Guangzhou Shiji Shenghuo Advertisement Co., Ltd.	90.0	%(2)	PRC	Operation and maintenance of advertising poster frame network

Guangzhou Shiji Shenghuo Advertisement Co., Ltd.	90.0	%(2)	PRC	Operation and maintenance of advertising poster frame network

Hefei Fukesi Advertising Co. Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Jinan Focus Media Advertising Co., Ltd.	80.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Shenzhen E-Times Consulting Co., Ltd.	90.0	%(2)	PRC	Operation and maintenance of advertising poster frame network

Shanghai Target Media Co., Ltd.	90.0	%(2)	PRC	Dormant (Former operation and maintenance of Target Media’s out-of-home television advertising network)

Shenyang Target Media Ltd.	90.0	%(2)	PRC	Dormant (Former operation and maintenance of Target Media’s out-of-home television advertising network)

Guangzhou Feisha Advertisement Co., Ltd.	90.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

DongGuan Focus Media Advertisement & Communications Co., Ltd.	50.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Shanghai FengJing Advertisement & Communications Co., Ltd.	95.0	%(3)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

ZhengZhou Focus Media Advertisement & Communications Co., Ltd.	85.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

ShiJiaZhuang Focus Media HuiHuang Business Advertisement Co., Ltd.	90.0	%(2)	PRC	Operation and maintenance of advertising poster frame network

Nanjing Focus Media Advertising Co., Ltd.	90.0	%(3)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Yunnan Focus Media Co., Ltd.	89.5	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Tianjin Focus Tongsheng Advertising Company Ltd.	80.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Zhejiang Ruihong Focus Media Advertising Communications Co., Ltd.	80.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

	Focus Media
	Advertisement’s		Region of
Subsidiaries	Ownership Percentage		Operations	Primary Business

Wuhan Geshi Focus Media Advertising Co., Ltd.	75.0	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Xian Focus Media Advertising & Information Company Ltd.	70.0	%(3)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Shenyang Focus Media Advertising Co., Ltd.	70.0	%(3)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Fuzhou Focus Media Advertising Co., Ltd.	70.0	%(3)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Shanghai Jiefang Focus Media Advertisement & Communications Co., Ltd.	60.0	%(3)	PRC	Operation and maintenance of direct mailing advertising business

BeiJing YangShiSanWei Advertisement Co., Ltd.	70.0	%(3)	PRC	Operation and maintenance of movie theatre advertising network

Shanghai Zonghengpinyu Advertisement Co., Ltd.	90	%(2)	PRC	Operation and maintenance of outdoor LED billboards advertising network

Guizhou Focus Media Advertisement Co., Ltd.	100%		PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Hefei Tiandi Advertisement Co., Ltd.	90	%(2)	PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Suzhou Focus Media Communication and Advertisement Co., Ltd.	100%		PRC	Operation and maintenance of out-of-home television advertising network (former regional distributor)

Shanghai Shenghuotongdao Advertisement Co., Ltd.	90	%(2)	PRC	Operation and maintenance of direct mailing advertising business

Zhengzhou Focus Media Frame Advertisement Co., Ltd.	100%		PRC	Operation and maintenance of advertising poster frame network

Tianjin Saige Advertisement Planning Co., Ltd.	90	%(2)	PRC	Operation and maintenance of advertising poster frame network

Taiyuan Framedia Juzhong Advertisement Co., Ltd.	90	%(2)	PRC	Operation and maintenance of advertising poster frame network

Guangzhou Hengxun Advertisement Co., Ltd.	63	%(5)	PRC	Internet advertising agency

(1)	The remaining equity interest is held by Jimmy Wei Yu as our nominee holder.

(2)	The remaining equity interest is held by Focus Media Advertising Agency.

(2)	The remaining equity interest is held by Focus Media Technology.

(3)	The remaining equity interest in this entity is owned by unrelated third parties.

(4)	The remaining equity interest in this entity is owned by Focus Media Digital.

(5)	Focus Media Advertising Agency holding 7%, the remaining equity interests held by unrelated third parties.